CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 8, 2001, accompanying the consolidated financial statements of Universal Security Instruments, Inc. and Subsidiaries included in the annual report on Form 10-K for the year ended March 31, 2001 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




GRANT THORNTON LLP

Baltimore, Maryland
January 28, 2002